Exhibit 10.1

AIA Document A111 — 1997

Standard Form of Agreement Between Owner and Contractor
Where the basis for payment is the COST OF THE WORK PLUS A FEE with a negotiated
Guaranteed Maximum Price

AGREEMENT made as of the 25th day of            August            in the year 2005
(In words, indicate day, month and year)

BETWEEN the Owner:
(Name, address and other information)

Duncan Investments, LLC
225 South Sepulveda Blvd.
Manhattan Beach, CA 90266

and the Contractor:
(Name, address and other information)

Morley Construction Company
2901 28th Street, Suite 100
Santa Monica, CA 90405

The Project is:
(Name and location)

Skechers Office Building
330 South Sepulveda Blvd.
Manhattan Beach, CA 90266

The Architect is:
(Name, address and other information)

David Forbes Hibbert AIA

1544 20th Street, Suite 103
Santa Monica, CA 90404

The Owner and Contractor agree as follows.

ARTICLE 1 THE CONTRACT DOCUMENTS
The Contract Documents consist of this Agreement, Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, Addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement; these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 15. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

ARTICLE 2 THE WORK OF THIS CONTRACT
The Contractor shall fully execute the Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others.

ARTICLE 3 RELATIONSHIP OF THE PARTIES
The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and exercise the Contractor’s skill and judgment in furthering the interests of the Owner; to furnish efficient business administration and supervision; to furnish at all times an adequate supply of workers and materials; and to perform the Work in an expeditious and economical manner consistent with the Owner’s interests. The Owner agrees to furnish and approve, in a timely manner, information required by the Contractor and to make payments to the Contractor in accordance with the requirements of the Contract Documents.

ARTICLE 4 DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION
§ 4.1 The date of commencement of the Work shall be the date of this Agreement unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.
(Insert the date of commencement, if it differs from the date of this Agreement or, if applicable, state that the date will be fixed in a notice to proceed.)

If, prior to commencement of the Work, the Owner requires time to file mortgages, mechanic’s liens and other security interests, the Owner’s time requirement shall be as follows:

§ 4.2 The Contract Time shall be measured from the date of commencement. The Date of Commencement shall be five (5) working days after the Owner’s Notice to Proceed.

§ 4.3 The Contractor shall achieve Substantial Completion of the entire Work not later than 462 calendar            days from the date of commencement, or as follows:
(Insert number of calendar days. Alternatively, a calendar date may be used when coordinated with the date of commencement. Unless stated elsewhere in the Contract Documents, insert any requirements for earlier Substantial Completion of certain portions of the Work.)

As Shown on Exhibit “F”, the anticipated date of Commencement is September 1, 2005. Based on the date, the calculated date of Substantive Completion is December 6, 2006.

Portion of Work	Substantial Completion date

, subject to adjustments of this Contract Time as provided in the Contract Documents.
(Insert provisions, if any, for liquidated damages relating to failure to complete on time, or for bonus payments for early completion of the Work.)

§ 4.4 If Contractor achieves Substantial Completion of the Work prior to the Scheduled Completion Date, as adjusted by Change Orders, then Contractor shall be entitled to an early completion bonus equal to $20,000 dollars.

§ 4.5 Owner and Contractor acknowledge and agree that if Contractor fails to achieve Substantial Completion of the Work within the Contract Time, as adjusted by Change Order, Owner will suffer substantial damages which are both extremely difficult and impracticable to ascertain. Therefore, Owner and Contractor agree that in the event Contractor fails to achieve Substantial Completion within thirty (30) days after the final Scheduled Completion Date, Contractor shall pay to Owner as liquidated damages, not as a penalty but as a reasonable estimate of the amount of damages Owner will suffer, $ 1,000 dollars for each day of delay (after the expiration of said thirty (30) day grace period), until the Work is Substantially Complete. If Contractor fails to achieve Substantial Completion within sixty (60) days after the final scheduled completion date, Contractor shall pay to Owner as liquidated damages $2,000 dollars for each day of delay after the sixtieth day. Owner and Contractor acknowledge and agree that this liquidated damages provision shall be the only remedy to Owner for damages caused by Contractor’s failure to achieve Substantial Completion within the Contract Time.

ARTICLE 5 BASIS FOR PAYMENT
§ 5.1 CONTRACT SUM
§ 5.1.1 The Owner shall pay the Contractor the Contract Sum in current funds for the Contractor’s performance of the Contract. The Contract Sum is the Cost of the Work as defined in Article 7 plus the Contractor’s Fee.

§ 5.1.2 The Contractor’s Fee shall be $ 655,096 dollars.
(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor’s Fee, and describe the method of adjustment of the Contractor’s Fee for changes in the Work.)

§ 5.1.3 Changes (Change Order and Construction Change Directives) that affect the Cost of the Work shall be handled as follows:

5.1.3.1 For changes which increase the Cost of the Work, the estimated value shall be the Cost of the work (computed in accordance with Article 7), plus an allowance for jobsite General Conditions of eight percent (8%) and Contractor’s Fixed Fee of three and three-quarters ( 3.75%) percent.

5.1.3.2 For changes which decrease the cost, the estimated value shall be the direct change in the Cost of the Work (computed per Article 7), with a reduction in the Contractor’s Fee of (3.75%) percent.

5.1.3.3 After values have been computed per 5.1.3.1 and 5.1.3.2 above, these estimated values shall be used to establish the adjusted Guaranteed Maximum Price.

5.1.3.4 Billings for the Cost of the Work on changes will be actual costs (per Article 7), and will be incorporated into the billings for the Project as a whole, not reported separately.

5.1.3.5 If the Contractor is asked by the owner to perform “tenant work,” over and above the changes in the base building described above, then such “tenant work” shall be handled under a separate agreement.

§ 5.1.4 After completion of the Project, and after the Guaranteed Maximum Price has been adjusted per Article 5.1.3 above, it shall be compared to the total of the Cost of the Work (defined in Article 7), plus the Contractor’s Fee (Article 5.1.2). If the final Guaranteed Maximum Price exceeds the total of the cost of the Work plus any unused monies from the line item contingency noted in 5.2.1.2 and 5.2.1.3 plus Contractor’s fee, then the difference (“Savings”) shall be divided between the Owner and Contractor. The Owner will be credited with the first $50,000 in Savings, thereafter the Owner will be credited with 75% of the Savings, and will pay the Contractor 25% of the Savings as Additional Fee.

§ 5.2 GUARANTEED MAXIMUM PRICE
§ 5.2.1 The sum of the Cost of the Work and the Contractor’s Fee is guaranteed by the Contractor not to exceed Eighteen-Million One-Hundred Twenty-Four Thousand Three-Hundred Twenty-Two ($18,124,322 ), subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.
(Insert specific provisions if the Contractor is to participate in any savings.)

5.2.1.1 There is only one Guaranteed Maximum Price provided by this Contract. Although the Contractor has furnished the Owner with the Budget Line Item Breakdown (Exhibit “C”), the amounts of the individual line items in these exhibits are not guaranteed. The final cost of any particular line item may be more or less than the estimate, except for the structural concrete work which will be performed on a Lump Sum basis, as per Paragraph 7.3.2 of this Agreement. The Contractor does, however, guarantee that it will perform the work required by the Contract Documents within the Guaranteed Maximum Price.

5.2.1.2 The Guaranteed Maximum Price has been determined by computing an estimated cost, then adding a contingency factor to the estimated cost, and increasing the figure thus obtained by the Contractor’s Fee.

5.2.1.3 The Contingency is intended for the Contractor’s use to cover unanticipated overrun of any costs, additional cost caused by failure of any subcontractor, and any other unforeseen events. The contingency factor is not to be used by the Owner to cover the cost of changes to the Contract Documents required by the Owner, Architect or governing authority, nor for any other purpose.

§ 5.2.2 The Guaranteed Maximum Price is based on the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:
(State the numbers or other identification of accepted alternates. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date when the amount expires.)

§ 5.2.3 Unit prices, if any, are as follows:

Description	Units	Price ($ 0.00)

§ 5.2.4 Allowances, if any, are as follows
(Identify and state the amounts of any allowances, and state whether they include labor, materials, or both.)

Allowance	Amount ($ 0.00)	Included items

§ 5.2.5 Assumptions, if any, on which the Guaranteed Maximum Price is based are as follows:

§ 5.2.6 To the extent that the Drawings and Specifications are anticipated to require further development by the Architect, the Contractor has provided in the Guaranteed Maximum Price for such further development consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and quality of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

§ 5.2.7 The Contractor represents and warrants to Owner that (i) it has substantial experience and expertise in building projects such as the Project, and it acknowledges that such experience and expertise were substantial and material factors in Owner’s decisions to retain Contractor to build the Project, and (ii) it has carefully reviewed the Contract Documents, and has determined that they are sufficiently comprehensive and complete as to permit Contractor to build the Project within the Project Budget and the guaranteed Maximum Price and within the Contract time. Therefore Contractor acknowledges and agrees that Contractor shall not seek, and Owner shall have no obligation to agree to, any increase in the Guaranteed Maximum Price, or any extension of the Contract Time, based upon normal coordination needs of the plans and specifications.

ARTICLE 6 CHANGES IN THE WORK
§ 6.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Section 7.3.3 of AIA Document A201-1997.

§ 6.2 In calculating adjustments to subcontracts (except those awarded with the Owner’s prior consent on the basis of cost plus a fee), the terms “cost” and “fee” as used in Section 7.3.3.3 of AIA Document A201-1997 and the terms “costs” and “a reasonable allowance for overhead and profit” as used in Section 7.3.6 of AIA Document A201-1997 shall have the meanings assigned to them in AIA Document A201-1997 and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner’s prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

§ 6.3 In calculating adjustments to the Guaranteed Maximum Price, the terms “cost” and “costs” as used in the above-referenced provisions of AIA Document A201-1997 shall mean the Cost of the Work as defined in Article 7 of this Agreement and the terms “fee” and “a reasonable allowance for overhead and profit” shall mean the Contractor’s Fee as defined in Section 5.1.2 of this Agreement.

§ 6.4 If no specific provision is made in Section 5.1 for adjustment of the Contractor’s Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Section 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor’s Fee shall be equitably adjusted on the basis of the Fee established for the original Work, and the Guaranteed Maximum Price shall be adjusted accordingly.

ARTICLE 7 COSTS TO BE REIMBURSED
§ 7.1 COST OF THE WORK
The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

§ 7.2 LABOR COSTS
§ 7.2.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner’s approval, at off-site workshops.

§ 7.2.2 Wages or salaries of the Contractor’s supervisory and administrative personnel when stationed at the site with the Owner’s approval.
(If it is intended that the wages or salaries of certain personnel stationed at the Contractor’s principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time, and the rates at which their time will be charged to the Work.)

7.2.2.1 Prorated salaries and expenses of the following personnel for that portion of their time spent working on this Project (regardless of work place); Project Executive, Project Manager, Project Engineer, Safety Director, Project Accountant and General Superintendent, including automobile allowances where applicable.

§ 7.2.3 Wages and salaries of the Contractor’s supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

§ 7.2.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Sections 7.2.1 through 7.2.3.

7.2.4.1 The Contractor has computed the cost of Workers’ Compensation and other expenses measured by payroll for all employees, reimbursable under Article 7.2. It is agreed that the surcharges for these items, to be applied to the base wages for personnel described in Article 7, shall be 61.53%. It is recognized that minor changes and variation in this figure can occur, which are difficult or impossible to compute accurately. Therefore, the surcharges agreed on above shall be used for the duration of the Project.

§ 7.3 SUBCONTRACT COSTS
§ 7.3.1 Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

§ 7.3.2 Self-Performed Work – The Contractor will self-perform the structural concrete work for a Guaranteed lump-sum amount of $4,392,146 . The Contractor has submitted documentation supporting the Lump Sum amount to allow review by the Owner. The Owner will notify the Contractor if additional documentation is required.

§ 7.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION
§ 7.4.1 Costs, including transportation and storage, of materials and equipment incorporated or to be incorporated in the completed construction.

§ 7.4.2 Costs of materials described in the preceding Section 7.4.1 in excess of those actually installed to allow for reasonable waste and spoilage. Unused excess materials, if any, shall become the Owner’s property at the completion of the Work or, at the Owner’s option, shall be sold by the Contractor. Any amounts realized from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

§ 7.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS
§ 7.5.1 Costs, including transportation and storage, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers, that are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost (less salvage value) of such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

§ 7.5.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers that are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner’s prior approval.

7.5.2.1	Rental rates will be the prevailing rates for similar equipment at the location of the Project.

§ 7.5.3 Costs of removal of debris from the site.

§ 7.5.4 Costs of document reproductions, facsimile transmissions and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

7.5.4.1	Cellular phone charges and usage, and maintenance fees.

§ 7.5.5 That portion of the reasonable expenses of the Contractor’s personnel incurred while traveling in discharge of duties connected with the Work.

§ 7.5.6 Costs of materials and equipment suitably stored off the site at a mutually acceptable location, if approved in advance by the Owner.

§ 7.6 MISCELLANEOUS COSTS
§ 7.6.1 That portion of insurance and bond premiums that can be directly attributed to this Contract:

§ 7.6.2 Sales, use or similar taxes imposed by a governmental authority that are related to the Work.

7.6.2.1 Local business or gross receipts taxes or fees related to the Work.

§ 7.6.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

§ 7.6.4 Fees of laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Section 13.5.3 of AIA Document A201-1997 or other provisions of the Contract Documents, and which do not fall within the scope of Section 7.7.3.

§ 7.6.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement of the Contract Documents; and payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner’s consent. However, such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Contractor’s Fee or subject to the Guaranteed Maximum Price. If such royalties, fees and costs are excluded by the last sentence of Section 3.17.1 of AIA Document A201-1997 or other provisions of the Contract Documents, then they shall not be included in the Cost of the Work.

§ 7.6.6 Computers, Data processing supplies and rental rates for computers used by Contractor’s personnel and related software licensing fees.

§ 7.6.7 Deposits lost for causes other than the Contractor’s negligence or failure to fulfill a specific responsibility to the Owner as set forth in the Contract Documents.

§ 7.6.8 Legal, mediation and arbitration costs, including attorneys’ fees, other than those arising from disputes between the Owner and Contractor, reasonably incurred by the Contractor in the performance of the Work and with the Owner’s prior written approval; which approval shall not be unreasonably withheld.

§ 7.6.9 Expenses incurred in accordance with the Contractor’s standard personnel policy for relocation and temporary living allowances of personnel required for the Work, if approved by the Owner.

§ 7.6.10 Preconstruction services not paid for outside of this contract in accordance with Preconstruction Agreement. The project will be charged a Lump Sum amount of $45,000 for these costs as a final cost for all remaining Preconstruction services.

§ 7.7 OTHER COSTS AND EMERGENCIES
§ 7.7.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

§ 7.7.2 Costs due to emergencies incurred in taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.6 of AIA Document A201-1997.

§ 7.7.3 Costs of repairing or correcting damaged or nonconforming Work executed by the Contractor, Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by negligence or failure to fulfill a specific responsibility of the Contractor and only to the extent that the cost of repair or correction is not recoverable by the Contractor from insurance, sureties, Subcontractors or suppliers.

ARTICLE 8 COSTS NOT TO BE REIMBURSED
§ 8.1 The Cost of the Work shall not include:

§ 8.1.1 Salaries and other compensation of the Contractor’s personnel stationed at the Contractor’s principal office or offices other than the site office, except as specifically provided in Sections 7.2.2 and 7.2.3 or as may be provided in Article 14.

§ 8.1.2 Expenses of the Contractor’s principal office and offices other than the site office.

§ 8.1.3 Overhead and general expenses, except as may be expressly included in Article 7.

§ 8.1.4 The Contractor’s capital expenses, including interest on the Contractor’s capital employed for the Work.

§ 8.1.5 Rental costs of machinery and equipment, except as specifically provided in Section 7.5.2 and 7.6.6..

§ 8.1.6 Except as provided in Section 7.7.3 of this Agreement, costs due to the negligence or failure to fulfill a specific responsibility of the Contractor, Subcontractors and suppliers or anyone directly or indirectly employed by any of them or for whose acts any of them may be liable.

§ 8.1.7 Any cost not specifically and expressly described in Article 7.

§ 8.1.8 Costs, other than costs included in Change Orders approved by the Owner, that would cause the Guaranteed Maximum Price to be exceeded.

§ 8.1.9 The following items are not included in the Cost of the Work and shall be paid directly by the Owner:

Architectural and engineering fees
Cost of all blueprints
Utility deposits and connection fees
Sewer. water, street, or other assessments
Plan check and general building permit and “B” permit fees
Soils Reports and cost of inspection and testing (subject to Article 13.5 of the General Conditions).
Labor, material and performance bond premiums for the Work
Premiums for Fire Insurance, All-Risk Insurance or Builder’s Risk Insurance
All costs and damage to the Project related to an earthquake
Loan fees or financing costs related to the Owner’s financing of the Project
Sales and Leasing Costs
All utility charges after installation of permanent systems

ARTICLE 9 DISCOUNTS, REBATES AND REFUNDS
§ 9.1 Cash discounts obtained by the Contractor shall accrue to the Owner.

§ 9.2 Amounts that accrue to the Owner in accordance with the provisions of Section 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE 10 SUBCONTRACTS AND OTHER AGREEMENTS
§ 10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor’s own personnel shall be performed under subcontracts or by other appropriate agreements with the Contractor. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work. . The Owner shall then determine, with the advice of the Contractor and the Architect, which bids will be accepted. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

§ 10.2 If a specific bidder (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid that conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ 10.3 Subcontracts or other agreements shall conform to the applicable payment provisions of this Agreement, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

ARTICLE 11 ACCOUNTING RECORDS
The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract, and the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s accountants shall be afforded access to, and shall be permitted to audit and copy, the Contractor’s records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

ARTICLE 12 PAYMENTS
§ 12.1 PROGRESS PAYMENTS
§ 12.1.1 Based upon Applications for Payment submitted to the Architect and Owner by the Contractor and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

§ 12.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

§ 12.1.3 Provided that an Application for Payment is received by the Architect and Owner not later than the thirtieth (30th) day of a month, the Owner shall make payment to the Contractor not later than the twentieth (20th ) day of the following month. If an Application for Payment is received by the Architect and Owner after the application date fixed above, payment shall be made by the Owner not later than twenty (20) days after the Architect and Owner receives the Application for Payment.

§ 12.1.4 With each Application for Payment, the Contractor shall make available at Contractor’s office submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor; less (2) that portion of those payments attributable to the Contractor’s Fee; plus (3) payrolls for the period covered by the present Application for Payment.

12.1.4.1 The Contractor will provide Conditional Lien Releases, both its own and those of subcontractors, with each Payment Request submittal and will provide unconditional lien releases for payments received.

12.1.4.2	Contractor shall provide Release of Lien Bonds to keep the Project free of liens, provided Owner has paid Contractor for work covered by the recorded lien.

§ 12.1.5 Each Application for Payment shall be based on the most recent schedule of values, as approved by the Owner submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor’s Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

§ 12.1.6 Applications for Payment shall show the percentage of completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage of completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed; or (2) the percentage obtained by dividing (a) the expense that has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§ 12.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1	take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage of completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute shall be included as provided in Section 7.3.8 of AIA Document A201-1997;

.2	add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work, or if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing;

.3	add the Contractor’s Fee. The Contractor’s Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Section 5.1.2 or, if the Contractor’s Fee is stated as a fixed sum in that Subparagraph, shall be an amount that bears the same ratio to that fixed-sum fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion;

.4	subtract the aggregate of previous payments made by the Owner;

.5	subtract the shortfall, if any, indicated by the Contractor in the documentation required by Section 12.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s accountants in such documentation; and

.6	subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Section 9.5 of AIA Document A201-1997.

§ 12.1.8 Except with the Owner’s prior approval, payments to Subcontractors shall be subject to retainage of not less than ten percent ( 10% ). The Owner and the Contractor shall agree upon a mutually acceptable procedure for review and approval of payments and retention for Subcontractors.

12.1.8.1 A retention value of ten percent (10%) will be calculated at each line item in the billing and only the net amount of each line item will be billed and have the Contractor’s Fee applied. Line items that contain the Contractor’s direct costs, such as General Conditions, will not have retention withheld. Some, may have retention paid out prior to final Project completion, and others may have retention percentages less than ten percent (10%) as approved by the Owner pursuant to Article 10 of this Agreement.

§ 12.1.9 In taking action on the Contractor’s Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Section 12.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner’s accountants acting in the sole interest of the Owner.

§ 12.2 FINAL PAYMENT
§ 12.2.1 Final payment, constituting the entire unpaid balance of the Contract Sum, shall be made by the Owner to the Contractor when:

.1	the Contractor has fully performed the Contract except for the Contractor’s responsibility to correct Work as provided in Section 12.2.2 of AIA Document A201-1997, and to satisfy other requirements, if any, which extend beyond final payment; and

.2	a final Certificate for Payment has been issued by the Architect.

§ 12.2.2 The Owner’s final payment to the Contractor shall be made no later than 30 days after the issuance of the Certificate of Occupancy, or as follows:

12.2.2.1 If the contractor’s work is complete, but a Certificate of Occupancy is not issued, because of administrative delay on the part of the appropriate building authority not in Contractor’s control, or because of the work of separate contractors at the Project site in the employ of the Owner or any other reason beyond the control of the Contractor, then final payment will be made to the Contractor as if there was a Certificate of Occupancy.

§ 12.2.3 The Owner’s accountants will review and report in writing on the Contractor’s final accounting within thirty (30) days after delivery of the final Payment Request to the Owner by the Contractor. Based upon such Cost of the Work as the Owner’s accountants report to be substantiated by the Contractor’s final accounting, and provided the other conditions of Paragraph 12.2.1 have been met, the Owner will, within seven (7) days after receipt of the written report of the Owner’s accountants, either pay the Contractor, or notify the Contractor in writing of the Owner’s reasons for withholding payment as provided in Subparagraph 9.5.1 of the General Conditions. The Owner’s accountants will meet with Contractor prior to the start of said 30-day period to agree on the level of detail to be provided at the Contractor’s main office for the accountant’s review of the Project’s Costs.

§ 12.2.4 If the Owner’s accountants report the Cost of the Work as substantiated by the Contractor’s final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor’s receipt of a copy of the Architect’s final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner’s accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount not in dispute.

§ 12.2.5 If, subsequent to final payment and at the Owner’s request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor’s Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Contractor has participated in savings as provided in Section 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

ARTICLE 13 TERMINATION OR SUSPENSION
§ 13.1 The Contract may be terminated by the Contractor, or by the Owner for convenience, as provided in Article 14 of AIA Document A201-1997. However, the amount to be paid to the Contractor under Section 14.1.3 of AIA Document A201-1997 shall not exceed the amount the Contractor would be entitled to receive under Section 13.2 below, except that costs for demobilization will be considered Cost of the Work and the Contractor’s Fee shall be calculated as noted in 13.2.2.

§ 13.2 The Contract may be terminated by the Owner for cause as provided in Article 14 of AIA Document A201-1997. The amount, if any, to be paid to the Contractor under Section 14.2.4 of AIA Document A201-1997 shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed an amount calculated as follows:

§ 13.2.1 Take the Cost of the Work incurred by the Contractor to the date of termination;

§ 13.2.2 Add the Contractor’s Fee computed upon the Cost of the Work to the date of termination at the rate stated in Section 5.1.2 or, if the Contractor’s Fee is stated as a fixed sum in that Section, an amount that bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion; and

§ 13.2.3 Subtract the aggregate of previous payments made by the Owner.

§ 13.3 To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 13, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

§ 13.4 The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201-1997; in such case, the Guaranteed Maximum Price and Contract Time shall be increased as provided in Section 14.3.2 of AIA Document A201-1997 except that the term “profit” shall be understood to mean the Contractor’s Fee as described in Sections 5.1.2 and Section 6.4 of this Agreement.

ARTICLE 14 MISCELLANEOUS PROVISIONS
§ 14.1 Where reference is made in this Agreement to a provision AIA Document A201-1997 or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

§ 14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.
(Insert rate of interest agreed upon, if any.)

Interest will be at two (2) points over the Reference Rate, as determined by Bank of America.

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner’s and Contractor’s principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

§ 14.3 The Owner’s representative is:
(Name, address and other information.)

Peter Mow
Skechers USA, Inc.
225 South Sepulveda Blvd.
Manhattan Beach, CA 90266

§ 14.4 The Contractor’s representative is:
(Name, address and other information.)

Jeff Simonson

Morley Construction Company

2901 28th Street, Suite 100
Santa Monica, CA 90405

§ 14.5 Neither the Owner’s nor the Contractor’s representative shall be changed without ten days’ written notice to the other party.

§ 14.6 Other provisions:

§14.6.1 Contractor’s License Notice
Contractors are required by law to be licensed and regulated by the Contractor’s’ State License board which has jurisdiction to investigate complaints against contractors if a complaint regarding a patent act or omission is filed within four (4) years of the date of the alleged violation. A complaint regarding a latent act or omission pertaining to structural defects must be filed with then ten (10) years of the date of the alleged violation. Any questions concerning a contractor may be referred to the Registrar, Contractors’ State License Board, P.O. Box 26000, Sacramento, California 95826. The Contractor is a licensed Contractor under the laws of the State of California and its License Number is 166461.

ARTICLE 15 ENUMERATION OF CONTRACT DOCUMENTS
§ 15.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows:

§ 15.1.1 The Agreement is this executed 1997 edition of the Standard Form of Agreement Between Owner and Contractor, AIA Document A111-1997.

§ 15.1.2 The General Conditions are the 1997 edition of the General Conditions of the Contract for Construction, AIA Document A201-1997.

§ 15.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated      , and are as follows:

Document	Title	Pages

§ 15.1.4 The Specifications are those contained in the Project Manual dated as in Section 15.1.3, and are as follows:
(Either list the Specifications here or refer to an exhibit attached to this Agreement.)

Section	Title	Pages

§ 15.1.5 The Drawings are as follows, and are dated            unless a different date is shown below:
(Either list the Drawings here or refer to an exhibit attached to this Agreement.)

Number	Title	Date

§ 15.1.6 The Addenda, if any, are as follows:

Number	Date	Pages

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 15.

§ 15.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:
(List here any additional documents, such as a list of alternates that are intended to form part of the Contract Documents. AIA Document A201-1997 provides that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor’s bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

Exhibit “A” – List of Documents

Exhibit “B” – Scope of Work, Qualifications and Exclusions

Exhibit “C” – Budget Line Item Breakdown

Exhibit “D” – (NOT USED)

Exhibit “E” – Insurance Requirements

Exhibit “F”- Construction Schedule

ARTICLE 16 INSURANCE AND BONDS
(List required limits of liability for insurance and bonds. AIA Document A201-1997 gives other specific requirements for insurance and bonds.)

Type of insurance	Limit of liability ($ 0.00)

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies, of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

/s/ Peter Mow	/s/ Charles Muttillo
OWNER (Signature)	CONTRACTOR (Signature)

Peter Mow Senior Vice President of Real Estate & Construction	Charles Muttillo Vice President

(Printed name and title)	(Printed name and title)

EXHIBIT “A”

LIST OF DOCUMENTS

SKECHERS			MORLEY
CONSTRUCTION COMPANY
330 S. Sepulveda Blvd., Manhattan Beach, CA 90266			2901	28th Street, Suite 100 Santa Monica, CA 90405
PHONE: 310-399-1600 FAX: 310-314-7347
Date: August 24, 2005
Sheet No.	Description	Date	Producer
ARCHITECTURAL DRAWINGS

A-1.0	COVER SHEET	05/31/05	DAVID FORBES HIBBERT, AIA
A-1.1	PROJECT NOTES	05/31/05	DAVID FORBES HIBBERT, AIA
A-1.2	GENERAL NOTES	05/31/05	DAVID FORBES HIBBERT, AIA
A-1.3	ACCESSIBILITY NOTES	05/31/05	DAVID FORBES HIBBERT, AIA
A-1.4	ACCESSIBILITY NOTES	05/31/05	DAVID FORBES HIBBERT, AIA
A-1.5	ACCESSIBILITY NOTES	05/31/05	DAVID FORBES HIBBERT, AIA
A-1.6	ACCESSIBILITY NOTES	05/31/05	DAVID FORBES HIBBERT, AIA
A-2.0	SURVEY	05/31/05	DAVID FORBES HIBBERT, AIA
A-3.1	PARKING LEVEL P-3 PLAN	05/31/05	DAVID FORBES HIBBERT, AIA
A-3.2	PARKING LEVEL P-2 PLAN	05/31/05	DAVID FORBES HIBBERT, AIA
A-3.3	PARKING LEVEL P-1 PLAN	05/31/05	DAVID FORBES HIBBERT, AIA
A-3.4	GROUND FLOOR / SITE PLAN	05/31/05	DAVID FORBES HIBBERT, AIA
A-3.5	SECOND FLOOR PLAN	05/31/05	DAVID FORBES HIBBERT, AIA
A-3.6	THIRD FLOOR PLAN	05/31/05	DAVID FORBES HIBBERT, AIA
A-3.7	ROOF PLAN	05/31/05	DAVID FORBES HIBBERT, AIA
A-3.8	GROUND FLOOR REFLECTED CEILING PLAN	05/31/05	DAVID FORBES HIBBERT, AIA
A-3.9	SECOND FLOOR REFLECTED CEILING PLAN	05/31/05	DAVID FORBES HIBBERT, AIA
A-3.10	THIRD FLOOR REFLECTED CEILING PLAN	05/31/05	DAVID FORBES HIBBERT, AIA
A-4.1	WEST & EAST EXTERIOR ELEVATIONS	05/31/05	DAVID FORBES HIBBERT, AIA
A-4.2	SOUTH & NORTH EXTERIOR ELEVATIONS	05/31/05	DAVID FORBES HIBBERT, AIA
A-4.3	BUILDING SECTIONS	05/31/05	DAVID FORBES HIBBERT, AIA
A-4.4	BUILDING SECTIONS	05/31/05	DAVID FORBES HIBBERT, AIA
A-5.1	WALL SECTIONS	05/31/05	DAVID FORBES HIBBERT, AIA
A-5.2	WALL SECTIONS	05/31/05	DAVID FORBES HIBBERT, AIA
A-5.3	WALL SECTIONS	05/31/05	DAVID FORBES HIBBERT, AIA
A-5.4	WALL SECTIONS	05/31/05	DAVID FORBES HIBBERT, AIA
A-5.5	WALL SECTIONS	05/31/05	DAVID FORBES HIBBERT, AIA
A-5.6	WALL SECTIONS	05/31/05	DAVID FORBES HIBBERT, AIA
A-5.7	WALL SECTIONS	05/31/05	DAVID FORBES HIBBERT, AIA
A-6.1	SITE, GARAGE & EXTERIOR DETAILS	05/31/05	DAVID FORBES HIBBERT, AIA
A-6.2		not received
A-7.1	ENLARGED BATHROOM PLANS & ELEVATIONS	05/31/05	DAVID FORBES HIBBERT, AIA
A-8.1	ENLARGED STAIR 1 PLANS, SECTIONS, & DETAILS	05/31/05	DAVID FORBES HIBBERT, AIA
A-8.2	ENLARGED STAIR 2 PLANS, SECTIONS, & DETAILS	05/31/05	DAVID FORBES HIBBERT, AIA
A-8.3	STAIR DETAILS AND NOTES	05/31/05	DAVID FORBES HIBBERT, AIA
A-8.4	ENLARGED ELEVATOR & ELEVATOR LOBBY PLANS	05/31/05	DAVID FORBES HIBBERT, AIA
A-9.1	INTERIOR DETAILS	05/31/05	DAVID FORBES HIBBERT, AIA
A-10.1	DOOR AND WINDOW SCHEDULES & NOTES	05/31/05	DAVID FORBES HIBBERT, AIA
A-10.2	FINISH SCHEDULE & NOTES	05/31/05	DAVID FORBES HIBBERT, AIA
A-10.3	WALL TYPES	05/31/05	DAVID FORBES HIBBERT, AIA
CIVIL DRAWINGS

C0.01	TITLE SHEET	11/07/03	KPFF CONSULTING ENGINEERS
C1.01	GRADING PLAN	11/07/03	KPFF CONSULTING ENGINEERS
C2.01	UTILITY PLAN	11/07/03	KPFF CONSULTING ENGINEERS
STRUCTURAL DRAWINGS

S0.1	GENERAL NOTES	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S1.1	DETAILS, SCHEDULES AND NOTES	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S1.2	DETAILS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S1.3	DETAILS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S1.4	DETAILS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S1.5	DETAILS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S1.6	DETAILS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S1.7	DETAILS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.1	P-3 AND FOUNDATION PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.1A	P-3 NORTH / SOUTH (PORTION) SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.1B	P-3 EAST / WEST (PORTION) SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.2	P-2 FRAMING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.2A	P-2 NORTH / SOUTH SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.2B	P-2 EAST / WEST SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.3	P-1 FRAMING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.3A	P-1 NORTH / SOUTH SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.3B	P-1 EAST / WEST SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.4	GROUND FLOOR FRAMING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.4A	GROUND FLOOR NORTH / SOUTH SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.4B	GROUND FLOOR EAST / WEST SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.5	SECOND FLOOR FRAMING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.5A	SECOND FLOOR NORTH / SOUTH SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.5B	SECOND FLOOR EAST / WEST SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.6	THIRD FLOOR FRAMING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.6A	THIRD FLOOR NORTH / SOUTH SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.6B	THIRD FLOOR EAST / WEST SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.7	ROOF FRAMING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.7A	ROOF NORTH / SOUTH SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S2.7B	ROOF EAST / WEST SLAB REINFORCING PLAN	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S3.1	CONCRETE FOOTING SCHEDULE, DETAILS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S3.2	WEST & EAST WALL ELEVATIONS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S3.3	SOUTH & NORTH WALL ELEVATIONS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S4.1	CONCRETE COLUMN SCHEDULE, DETAILS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S5.1	CONCRETE BEAM SCHEDULE, DETAILS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S6.1	FRAME ELEVATIONS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S6.2	FRAME ELEVATIONS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S6.3	TYPICAL REINFORCEMENT DETAILS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S7.1	DETAILS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S7.2	DETAILS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
S7.3	DETAILS	04/15/05	ROBERT ENGLEKIRK CONSULTING STRUCTURAL ENGINEERS, INC.
MECHANICAL DRAWINGS

M-1.0	LEGEND, ABBREVIATIONS AND AIR DEVICE SCHEDULE	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-1.1	HVAC SCHEDULES	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-1.2	HVAC SCHEDULES	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-2.1	GROUND FLOOR PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-2.2	SECOND FLOOR PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-2.3	THIRD FLOOR PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-2.4	SITE / ROOF PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-2.5	PARKING LEVEL P-1 PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-2.6	PARKING LEVEL P-2 PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-2.7	PARKING LEVEL P-3 PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-2.8	BELOW PARKING LEVEL P-3 PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-5.0	DETAILS 1	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-5.1	DETAILS 2	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-5.2	DETAILS 3	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-6.0	CONDENSER / HEATING WATER PIPING RISER DIAGRAM	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-6.1	CONTROL DIAGRAMS - 1	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-6.2	CONTROL DIAGRAMS - 2	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-6.3	CONTROL DIAGRAMS - 3	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-6.4	CONTROL POINTS LIST - 1	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-7.0	TITLE 24 - 1	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
M-7.1	TITLE 24 - 2	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
PLUMBING DRAWINGS

P-1.0	PLUMBING SYMBOLS, ABBREVIATIONS, SCHEDULES AND	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
SPECIFICATIONS
P-2.0	PARKING LEVEL P-3 PLUMBING PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
P-3.0	PARKING LEVEL P-3 PLUMBING PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
P-4.0	PARKING LEVEL P-2 PLUMBING PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
P-5.0	PARKING LEVEL P-1 PLUMBING PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
P-6.0	GROUND FLOOR PLUMBING PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
P-7.0	SECOND FLOOR PLUMBING PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
P-8.0	THIRD FLOOR PLUMBING PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
P-9.0	ROOF PLUMBING PLAN	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
P-10.0	PLUMBING DETAILS	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
P-11.0	PLUMBING DETAILS	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
P-12.0	PLUMBING RISER DIAGRAM	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
P-13.0	PLUMBING RISER DIAGRAM	04/29/05	DAVID FRUCHTMAN & ASSOC., INC.
ELECTRICAL DRAWINGS

E-1	SITE PLAN	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-2	ELECTRICAL SYMBOLS, NOTES & FIXTURE SCHEDULE	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-3	GROUND FLOOR LIGHTING PLAN	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-3.1	GROUND FLOOR POWER PLAN	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-4	SECOND FLOOR LIGHTING & POWER PLAN	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-5	THIRD FLOOR LIGHTING & POWER PLAN	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-6	ROOF PLAN	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-7	PARKING LEVEL P-1 LIGHTING & POWER PLAN	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-8	PARKING LEVEL P-2 LIGHTING & POWER PLAN	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-9	PARKING LEVEL P-3 LIGHTING & POWER PLAN	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-10	SINGLE LINE RISER DIAGRAM	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-11	DETAILS	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-11.1	LIGHTING CONTROL WIRING DIAGRAM	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-12	ENLARGED PLANS	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-12.1	ENLARGED PLANS	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-13	PANEL SCHEDULES	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-14	PANEL SCHEDULES	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-15	PANEL SCHEDULES	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
E-16	TITLE - 24 CALCULATIONS	05/25/05	G&W CONSULTING ELECTRICAL ENGINEERS
SHORING DRAWINGS

SH-1	EXCAVATION AND SHORING PLAN	08/02/05	BURNETT & YOUNG, INC.
SH-2	GENERAL NOTES AND SCHEDULE	08/02/05	BURNETT & YOUNG, INC.
SH-3	TYPICAL DETAILS	08/02/05	BURNETT & YOUNG, INC.
SH-4	ELEVATIONS	08/02/05	BURNETT & YOUNG, INC.
SH-5	ELEVATIONS	08/02/05	BURNETT & YOUNG, INC.
SH-6	SECTIONS	08/02/05	BURNETT & YOUNG, INC.
LANDSCAPE DRAWINGS

L-001		not received
L-101		not received
L-201		not received
L-301		not received
L-302		not received
L-303		not received
L-401		not received
L-501		not received
L-502		not received
L-601		not received
L-701		not received
OFFSITE IMPROVEMENTS DRAWINGS

(SEPULVEDA BLVD. IMPROVEMENTS — STATE OF CALIFORNIA, DEPARTMENT OF TRANSPORTATION)
- — - -	TITLE SHEET	3/03	CALTRANS
X-1	CROSS SECTIONS	3/03	CALTRANS
L-1	LAYOUT	3/03	CALTRANS
C-1	CONSTRUCTION DETAILS AND PROFILES	3/03	CALTRANS
U-1	UTILITY PLAN	3/03	CALTRANS
E-1	TRAFFIC SIGNAL	05/23/03
S-1	SIGNING AND PAVEMENT DELINEATION	NONE
(KUHN DRIVE IMPROVEMENTS — CITY OF MANHATTAN BEACH, DEPARTMENT OF PUBLIC WORKS)
- — - -	TITLE SHEET	01/14/03	CITY OF MANHATTAN BEACH
- — - -	PLAN AND PROFILE SHEET	01/14/03	CITY OF MANHATTAN BEACH
(LONGFELLOW DRIVE IMPROVEMENTS — CITY OF MANHATTAN BEACH, DEPARTMENT OF PUBLIC WORKS)
- — - -	TITLE SHEET	01/14/03	CITY OF MANHATTAN BEACH
- — - -	PLAN AND PROFILE SHEET	01/14/03	CITY OF MANHATTAN BEACH
- — - -	STREET LIGHTING	01/14/03	CITY OF MANHATTAN BEACH
SOILS REPORT

	SOILS INVESTIGATION	07/11/00	NORCAL ENGINEERING
	TEMPORARY SHORING RECOMMENDATIONS LETTER	07/26/00	NORCAL ENGINEERING
	ADDENDUM NO. 1 LETTER	07/31/00	NORCAL ENGINEERING
	TIEBACK ANCHOR DESIGN RECOMMENDATIONS LETTER	07/31/00	NORCAL ENGINEERING
	ADDENDUM FOUNDATION DESIGN RECOMMENDATIONS LETTER	08/14/00	NORCAL ENGINEERING
	UPDATED GEOTECHNICAL ENGINEERING REPORT LETTER	02/05/01	NORCAL ENGINEERING
	UPDATED TEMPORARY SHORING RECOMMENDATIONS LETTER	09/20/01	NORCAL ENGINEERING
	UPDATED SOILS INVESTIGATION LETTER	09/22/03	NORCAL ENGINEERING
	REVIEW OF STRUCTURAL PLANS LETTER	09/22/03	NORCAL ENGINEERING
	FINAL SHORING DESIGN CRITERIA LETTER	07/01/05	NORCAL ENGINEERING

EXHIBIT “B”

SCOPE OF WORK, QUALIFICATIONS AND EXCLUSIONS

Qualifications August 24, 2005

The following qualifications will apply to Scope of Work and supercede information outlined in the
Drawings:

GENERAL

1.	Estimate is based on construction starting by September 1, 2005.

2.	Escalation after September 1st, 2005 is excluded.

3.	RFI #1 responses and addendum #1 issued by David Forbes Hibbert, AIA, dated June 23, 2005 has been included.

4.	Any acoustical analysis or acoustical engineering is excluded.

5.	Exterior glass walls of stair shafts are not figured as 2-HR construction.

6.	The 2nd floor walls along floor opening to 1st floor lobby are figured as wall Type S1.

7.	1st floor wall between Entry Court and Office 104 is figured as wall Type S8.

8.	The wall between Fan Rooms 116a and 116b is figured as Type S1.

DEWATERING

1.	An allowance for labor, equipment and material of $25,000 is included for temporary construction dewatering resulting from rain and/or ground conditions.

DEMOLITION

1.	Unforeseen basements, substructures, or buried objects are excluded.

SHORING

1.	Shoring is based upon shoring drawings dated 7/30/05 and 8/2/05. Any corrections or deviations, required by Cal Trans, City of Manhattan Beach, or other governing agencies have been excluded.

2.	Owner to obtain tie-back permission at all property lines.

3.	Tie-back rod removal will consist of removal of top row of tie-backs for the shoring along Kuhn Drive and Longfellow Drive. Removals on Kuhn Drive and Longfellow Drive are limited to the removal of the unbonded rod only per shoring design drawings. Any and all other tie-backs on these elevations will be de-tensioned and left in place.

4.	Tie-back rod removal on Sepulveda Blvd. and the north elevation will per shoring design drawings.

5.	Cost for lagging pressure monitoring is not included.

EARTHWORK

1.	Sand, gravel, and vapor barrier underneath garage slab-on-grade is excluded.

SITE UTILITIES

1.	Removal of overhead power lines along Sepulveda and across Kuhn is excluded. Owner to pay fee to SCE for relocation of power lines and any other utilities located on power poles.

2.	Re-routing of any existing underground utilities is excluded.

SITE CONCRETE

1.	Colored concrete pavement is figured at Entry Court.

2.	Standard grey concrete pavement is figured at the Mechanical Court.

LANDSCAPING

1.	An allowance for labor, equipment and material of $113,055 is included for of all planting (shrubs and trees), irrigation, planter fill, pots, site furnishings, for both on and off site locations.

2.	No provisions or devices for reclaimed water are included.

FOUNTAINS

1.	No fountains or water features are included.

CAST-IN-PLACE CONCRETE

1.	Footing elevations are assumed for the unmarked footings. Two F9 footings on gridlines B&C are assumed to be at +176.77, F16 is at +181.99, F15 is at 185.3, F14 is at +185.1, F2 on gridline 3 is at +185.77, F2 on gridline 4 is at +186.76

2.	F2 on gridline 5 is at +181.86, and F1 on gridline 6 is at +181.36.

3.	CMU walls are assumed for the elevator shaft per sheet S2.1.

4.	Interior wall on S2.1 is calculated with an 8” thickness.

5.	S2.3 Ramp walls are 42” high and 6” thick per drawing A10.3.

6.	On S2.4 intake air shaft walls are assumed to be 8” thick.

7.	Ramp walls on S2.4 are assumed to be 6” thick.

8.	The wall on grid line B is figured from the architectural plans to extend from gridline 5 to 9 and is assumed to be 8” thick.

9.	Built-up Concrete slabs are designed per Details on S7.2 and S7.3. The slab thickness is measured to be 4”.

10.	The steps on grid F are assumed to have a rise of 6” and a width of 3’.

11.	The wall on gridline 2 on A3.5 is assumed to have a thickness of 12”.

12.	On S2.6 the 8” wall is assumed to extend to the edge of the window on gridline 2 at C.2.

13.	The ready mix prices are based on normal shrinkage of 0.05%-0.055%.

14.	Column blockouts depth is to top of grade not top of footing.

15.	Waterstop is not included around columns at footings.

16.	On Gridline 5:A-B an 8” concrete wall is added per the Architectural drawing A3.4 &A3.5.

17.	The detail A5.6 that is referenced from A3.4 depicts a retaining wall that is not shown on the structural drawings. This wall is included and assumed to be 4’ high and 58’ long with a thickness of 10”.

18.	The retaining wall on Gridline G is assumed to be 8” thick and is referenced from A3.4.

19.	All metal decks have a hard rock concrete fill.

20.	The perimeter wall around the roof depicted on A4.3 is figured to be 1.5’ tall and 6” thick the exterior face is sacked and the interior is touched-up.

21.	Thickening of slabs over pad footings has been excluded.

22.	White, colored or architectural concrete has been excluded.

23.	Sawcutting of curbs for reglets as shown on 5/A6.2 has been excluded.

24.	Any sandblast finish and colored concrete has been excluded.

25.	Touch-up and sacking is included at exterior exposed concrete surfaces such as walls, columns and beams.

26.	Sacking at interior ceilings has been excluded.

27.	Exterior exposed cast-in-place planter walls to receive tough-up, sacking along with patterned tie-holes.

28.	Touch-up, sacking and patterned tie-holes is included at all exterior exposed cast-in-place walls.

29.	Sealing of any concrete walls or columns is not included.

30.	Sealing of concrete floors in all parking, ramp, and drive aisle areas of garage is excluded. Sealing of floors in utility rooms is provided per the finish schedule.

31.	Structural concrete work is to be performed by Morley Construction Company for a lump sum amount of $4,392,146.00.

SHOTCRETE

1.	Stem walls located over perimeter footings, per typical detail 3/S3-1 are shotcrete.

2.	Pilaster / columns located within perimeter foundation walls are shotcrete.

3.	Shotcrete walls are figured with a rod finish.

REINFORCING STEEL

1.	No rebar couplers at raker pockets are included.

MASONRY

1.	Precast cap at site retaining walls is excluded.

2.	Garage non-bearing masonry walls are figured as 42” high masonry walls with metal stud and drywall to the underside of the deck above.

MISCELLANEOUS METALS

1.	An allowance for labor, equipment and material of $35,000 is included for the stainless steel “Ridge” canopy by Cambridge Architectural Mesh at the Sepulveda Blvd. elevation.

2.	The stair stringers, guard rails, and hand rails to be galvanized, primed and painted.

3.	Site railing on the west side of the building are figured as stainless steel. Glass is included at the shaded portion of the guardrail on west elevation 1/A-4.1.

4.	All other steel to be shop primed and field paint.

5.	Column corner guards are not included.

6.	Bicycle racks are excluded.

EXPANSION JOINT

1.	No expansion joints are included.

COUNTER TOPS

1.	Midrange priced granite is figured for the counter tops.

ROOFING
1. Roofing is figured with a standard 10 year warrantee.

WATERPROOFING

1.	The unspecified waterproofing material is assumed to be as follows:

a.	Below Grade Waterproofing – Perimeter wall and elevator pits; is Tremco / Paraseal sheet Bentonite, and associated mastics, water stops, Tremdrain drainage board and total drain system, termination bar and sealant.

b.	Between Slab Waterproofing – Podium Deck and Planters; is Tremco Vulkem 201 Cold Fluid Applied waterproofing and Trem Drain 1000 drainage board.

c.	Roof Deck Waterproofing – Roof Decks on 2nd Floor and Cooling Tower #309; Merkote Weather Deck System.

d.	Loading Space ramp and drive and the Entry/Exit ramp off Sepulveda – Tremco elastomeric traffic coating.

2.	All waterproofing products come with a standard 5-year warranty.

3.	No traffic coating is provided for the garage entry/exit ramp on Longfellow as there is no trench drain at this ramp.

INSULATION

1.	Insulation at exterior soffits with floors above is excluded.

2.	Floor insulation above garage is excluded

3.	No safing is included at roof level.

SHEET METAL

1.	Sawcutting for flashing is excluded.

2.	Stainless steel exterior wall panels are figured with a brushed finish.

DOORS & FRAMES

1.	The hollow metal frames throughout the project are figured as 16GA. The parking level and exterior frames are figured with A60 galvanizing. Exterior frames at Mechanical Court are figured as stainless steel. Interior frames are figured as cold rolled steel.

2.	The hollow metal doors throughout the project are figured as 18 GA. The parking level, exterior, and utility room hollow metal doors are figured with A60 galvanizing. All interior doors are figured as cold rolled steel.

3.	The SC wood doors throughout the project are figured as plain-sliced natural maple, “A” grade veneer, 5-ply construction. Wood doors are figured with a standard factory prefinish.

COILING DOORS

1.	An allowance for labor, equipment and material of $30,000 is included for coiling grilles at parking garage entries (2 locations), loading dock entries (2 locations) and one separation door between the Ground and P1 level.

GLAZING/CURTAIN WALLS

1.	The curtain wall framing is based on USAC 3250 series framing for 1” glass with a section dimension of 2-1/2” x 7”. This is limited to the opening above the parking garage drive along grid E and the main lobby – terrace area between grids 5 and 7.

2.	The storefront framing is based on USAC OS-2 series 2”x6” offset stacking system 1” glass.

3.	Non-rated narrow stile aluminum offset hung doors at door #101, 104a, and 110a. Doors will be prepped and installed with manufacturer standard hardware where ever possible in accordance with the hardware schedule noted on sheet A-10.1.

4.	Door #110b is based on a NanaWall series SL45 inline commercial bi-folding door system in lieu of the noted SL-70. The SL is a hurricane door and is not required for the project location. Top hung mounted, outside swinging, (4) single lite doors, one point lockable deadbolt with lever handles on the inside and outside aluminum finish, painted finish to closely match storefront frames.

5.	1/2” clear tempered style P all glass entrance doors at door #103a prepped and install with Dorma BTS80BF floor closers, standard bottom rail locks. An allowance of $1,000 has been applied to this project for Forms and Surface pulls specified but not clearly noted on sheet A-10.1.

6.	Fleetwood project out windows, or equal, as noted on the drawings with standard friction hardware.

7.	FX1454, 1-1/2” deep, extruded aluminum louvers where noted in a storefront frame, total of 9 locations. Louvers will have a factory painted finish to match the storefront frames. Excludes the projected louver assembly along grid line 2 between grids E and F.

8.	Finish for all storefront/curtain wall frames to be 70% kynar, custom color, non-exotic, non-XL, non metallic.

9.	System design is based on 70 mph wind city velocity, exposure C, deflection limit of L/175 not to exceed 3/4”. Steel reinforcement as required is included to meet this design criteria.

10.	Vision glass is based on using 1 inch insulated glass units consisting of Visteon Versalux Green 2000 as follows: 1/4” Versalux Green 2000 – 1/2” clear Argon filled space – 1/4” clear tempered as required to meet code.

11.	Spandrel glass will be non-insulated Visteon Versalux Blue 2000 tempered glass.

12.	1/4” polished Misco wire glass with a UL label at door type X and W.

13.	Compliance with title 24 has not been confirmed.

14.	Screens have not been figured on the operable windows.

15.	The Terrace windscreen is figured with standard pattern glass.

FINISH HARDWARE

1.	Hinges are figured as McKinney 5 knuckle.

2.	Interior latches and locks are figured as Schlage “D” series heavy duty cylindrical locks with 626 dull chrome finish.

3.	Exterior locks are figured as Schlage “L” series mortise locks with 626 dull chrome finish.

4.	Panic devices are figured as Von Duprin 98 series.

5.	Closers are figured as LCN 4041 series.

6.	Miscellaneous items by Ives, Trimco, and Pemko.

7.	Finish on exterior hinges and kickplates figured as 630 stainless steel.

PLASTER, DRYWALL, METAL FRAMING

1.	Vertical built-out furring of metal studs and drywall are figured behind the spandrel glass at the curtainwall.

2.	Fireproofing of structural steel members is included.

3.	An allowance for labor, equipment and material of $43,715 is included for the suspended stainless steel soffit by “Hunter Douglas” at the building main entry lobby. The suspended stainless steel soffit at the loading dock is excluded.

4.	Core and shell corridor and lobby walls, ceilings, shafts, etc. are not included.

5.	Studs in partition Type S7a are figured as 20 GA in lieu of 16 GA.

6.	Orange peel drywall finish is provided in restrooms. All other locations to receive level 4 finish.

7.	No plaster work is included.

TILE

1.	Stone base and wainscot is figured to meet the stone floor square. No coved base is included.

FLOORING

1.	The “Lonseal” stair tread flooring and associated base products are no longer being manufactured, “Burke” Roleau Treads and 4” rubber base have been provided, in lieu specified.

2.	Sheet vinyl treads at Stair Nos. 1 and 2 are excluded.

PAINTING

1.	Exposed ductwork, pipe, conduit, hangers, etc. are unpainted.

2.	Anti graffiti coating is not included.

MISCELLANEOUS SPECIALTIES

1.	Parking access control equipment (card readers, access control arms, etc.) is excluded. Concrete curbs/islands will be provided per plans.

2.	Window treatment is excluded.

3.	Window washing equipment is excluded.

SIGNAGE

1.	An allowance for labor, equipment and material of $13,000 for code signage is included.

2.	An allowance for labor, equipment and material of $75,000 for the “Skechers” and the building address signage is included.

3.	Signage in the garage and office building, other than code signage, are excluded.

ELEVATORS

1.	An allowance for labor, equipment and material of $20,000 is included for the “Swirl” laminated glass manufactured by Bendheim at the backside of the elevator cab.

2.	The elevators are figured as 3500 lb. capacity with hydraulic rams.

3.	The speed is 125 fpm.

4.	The elevator price includes 3 months of maintenance.

PLUMBING

1.	An allowance for labor, equipment and material of $16,000 is included for of all planter drain bodies and associated piping not indicated on the drawings

2.	Foundation drainage is figured around the perimeter of the garage only.

3.	Pre-cast sump pit, sewer ejector pit and valve box have been provided in lieu of cast in place concrete.

FIRE SPRINKLER

1.	The fire sprinkler system in the office area is figured for light hazard occupancy.

2.	The fire sprinkler system in the parking area is figured for ordinary hazard occupancy.

3.	Quick response recessed type heads with white factory finish are figured at all areas with finished ceiling.

4.	Standard brass upright or pendant type heads are figured at all exposed ceiling areas in the office or the garage.

5.	Concealed heads with painted or brushed chrome covers are figured at stainless steel soffits.

HVAC

1.	The mechanical shaft at gridlines D & 9 on the third floor is omitted. The shaft will end at the underside of the third floor deck.

ELECTRICAL

1.	An allowance for labor, equipment and material of $25,000 is included for a security system.

2.	An allowance for labor, equipment and material of $10,000 is included for landscape lighting.

3.	An allowance for labor, equipment and material of $20,000 is included for proposed Southern California Edison vault lighting, power receptacles, grounding, fans, etc. specific to SCE requirements. (note: subject scope not identified on electrical or HVAC plans)

4.	Conduit only is provided, from street to main telephone room, for telephone and cable TV. No telephone, data, or cable TV cabling or termination is included.

5.	Locations of devices for fire-life-safety system to be per design-build drawings in lieu of locations shown on electrical drawings.

6.	Bi-amplified antenna system in garage per Manhattan Beach Police Department requirements is excluded. Costs for electrical rough-in, structural reinforcement for mounting, etc. are also excluded.

ALTERNATES
The following items are currently in review by consultants. If approved, the contractor will issue deductive change orders for the following values.

1.	Provide masonry barrier wall for garage ramp from ground floor to P-1 level in lieu of cast-in-place concrete wall.		($19,650)
2.	Reduce roof slab thickness by two (2) inches.	($11,257)
3.	Provide saw cut in lieu of diamond block-out for column bases at slab-on-grade.($5,600)
4.	Reduce shotcrete wall thickness by one and one-half (1 1/2) inches.	($6,250)
5.	Omit sheet metal cover and insulation at walls and ceiling of fan room.	($18,365)

Exclusions August 24, 2005

The following items are excluded from the Scope of Work:

GENERAL

1.	Permits, permit fees, plan check fees, B permit costs, grading permits, Shoring permit, AQMD permit, Army Corps of Engineers permits, California Department of Fish and Game permits, and Cal Trans permits.

2.	Cost for Cal Trans tie-back removal bond.

3.	Cal Trans and City of Manhattan Beach plan check corrections for shoring (not reflected on current shoring drawings dated 7/30/2005 and 8/2/2005)

4.	Testing and Inspections.

5.	Soft Costs.

6.	Traffic study fees & School fees.

7.	Utility connection charges, assessment fees, meter fees, and fire hydrant fees.

8.	Fire pump and fire tank (if required).

9.	Re-routing or relocation of overhead utility lines along Sepulveda Blvd.

10.	Removal of hazardous or contaminated materials and asbestos.

11.	Removal of contaminated soil or existing debris encountered during excavation.

12.	Drying of wet soils.

13.	Temporary utility consumption costs following permanent meter installation.

14.	Owner’s or leasing trailer, offices, and equipment.

15.	Marketing fence. (Plywood fence is included along Sepulveda Blvd., Kuhn Drive and Longfellow Drive Property Lines).

16.	Methane and all other gas monitoring and mitigation.

17.	Water purification system.

18.	FF&E items.

19.	Trash bin or compactor equipment.

20.	Prevailing wages.

21.	Monitoring or relocating cost associated with the wildlife species, biologists, archaeologists, paleontologists, etc.

22.	Builders Risk Insurance and any requirements or provisions required by insurer.

23.	Payment and Performance Bonds for Subcontractor’s.

24.	ALTA and/or certification survey.

25.	Core and shell work at levels 2 and 3, such as, corridors, lobbies, elevator fire/smoke doors, lighting, mechanical, doors, etc., that may be required for certificate of occupancy.

26.	Fire or smoke doors at elevators on office levels.

27.	Tenant improvement of office space such as, dropped ceilings, flooring, painting, partitions, mechanical, electrical, fire sprinklers distributions.

28.	EIR requirements or Mitigation Measures (unknown at this time).

29.	Conditional use permit (CUP) resolutions not incorporated on current 5/31/05 drawings.

EXHIBIT “C”

BUDGET LINE ITEM BREAKDOWN

		MORLEY
SKECHERS		CONSTRUCTION COMPANY
330 S. Sepulveda Blvd., Manhattan Beach, CA 90266
		2901 28th Street, Suite 100 Santa
		Monica, CA 90405
		PHONE: 310-399-1600 FAX: 310-314-7347
		August 24, 2005
TRADE LINE ITEM SUMMARY
ACCT	ITEM	Amount
00002	Street Use Permit & Flagmen	$35,000

00005	Survey & Layout	$25,000

00070	Dewatering	$25,000

00082	Final Clean Up	$21,150

02100	Demolition	—

02100	Shoring	$1,431,600
02203	Earthwork	$882,491

02410	Striping & Bumpers	$8,570

02501	Site Utilities	$86,804

02615	Concrete - Site	$252,287

02800	Landscape & Irrigation	$113,055

02825	Fountains - Allowance	—

02864	Asphalt Paving	$137,625

03000	Concrete - Structural	$4,392,146

03200	Reinforcing Steel	$1,890,465

03361	Shotcrete	$443,232

04000	Masonry	$242,976

04400	Stone	—

05110	Struct Steel & Misc Iron	$409,883

05800	Expansion Joint	—

06100	Carpentry - Rough	$4,000

06200	Carpentry - Finish	$22,240

06245	Counter Tops	$4,470

07101	Roofing	$277,700

07102	Waterproofing	$257,569

07300	Insulation	$34,100

07600	Sheet Metal & Flashing	$125,692

07900	Caulking & Sealants	$10,500

08111	HM Doors & Frames	$47,580

08330	Doors - Coiling	$30,000

08500	Glazing	$530,900

08900	Finish Hardware	$31,210

09010	Drywall, Metal Frame	$402,946

09300	Tile - Ceramic	$38,633

09601	Carpet & Resilient	$6,004

09900	Painting	$37,510

10001	Misc Specialties	$3,497

10162	Toilet Accessories & Partitions	$5,647

10440	Signage	$88,000

14200	Elevators	$235,895

15400	Plumbing	$633,500

15510	Fire Sprinklers	$244,454

15600	HVAC	$1,389,317

16000	Electrical	$807,200

16003	Traffic Signal	$145,250

17010	Watchmen	$50,000

	TOTAL DIRECT COSTS	$15,861,098

	PRECONSTRUCTION	$45,000

	CONTINGENCY	$396,527

	FIELD OVERHEAD	$1,028,833

	LIABILITY INSURANCE @ 0.7949%	$137,768

	FEE	$655,096

	TOTAL	$18,124,322

EXHIBIT “D”

[Not used]

EXHIBIT “E”

MORLEY CONSTRUCTION COMPANY
INSURANCE REQUIREMENTS SUBCONTRACTORS

Morley Construction Company requires each Subcontractor, at its own expense, to maintain all insurance required by subcontractors under the Prime Contract and, to the extent not required by the Prime Contract, the following coverage and limits of insurance which shall be maintained with insurers, policy forms and deductibles satisfactory to Morley Construction Company and the Owner. If the Subcontractor uses existing coverage to comply with these requirements and that coverage does not meet the requirements set forth herein, Subcontractor agrees to amend, supplement or endorse the existing coverage to do so, at no additional cost to Morley Construction Company Coverage is to be for the duration of the work under the subcontract. Any acceptance of insurance Certificates shall not limit or relieve Subcontractor of the duties and responsibilities assumed under this and the Prime Contract.

Limit requirements for A, B and C may be satisfied using any combination of primary and Excess/Umbrella liability insurance.

A.	Workers’ Compensation and Employer’s Liability Insurance

State Workers’ Compensation statutory coverage as required by law and shall include the following:

1)	The Voluntary Compensation endorsement

2)	The All States endorsement

Employer’s Liability with limits not less than each of the following:

$1,000,000 $1,000,000 $1,000,000	each accident for bodily injury policy limit for bodily injury by disease each employee for bodily injury by disease

B.	Commercial General Liability Insurance

Such insurance must not contain any provision which would prohibit the reporting of a claim and the subsequent defense and indemnity that would normally be provided by the policy.

The Subcontractor shall carry a Commercial General Liability Policy that provides for coverage at least as broad as ISO CGL Form No. CG 00 01 11 86.

Provide limits as required for your trade in accordance with subsection 1 or 2 below or in accordance with higher limits as specified by Owner.

Morley Construction Company reserves the right to amend the required limits of insurance commensurate with the Subcontractor’s risk.

If the policy is in excess of a Subcontractor SIR (self-insured retention) or a deductible, the amount of such SIR or deductible must be clearly identified on the Certificate of Insurance. Morley Construction Company reserves the right to reject any SIR in excess of $15,000 or any deductible in excess of $25,000, or require that the Subcontractor provide a bond on the SIR at no additional cost to Morley Construction Company To the extent first dollar coverage, including defense of any claim, is not available to Morley Construction Company or any other additional named insured because of an SIR, deductible or any form of self-insurance, Subcontractor is obligated to assume the responsibilities of the insurer until such time as the deductible, SIR or other condition of the insurer assuming its defense and/or indemnity obligations has been satisfied. Subcontractor shall be responsible to pay any deductible or SIR.

Coverage’s to include, but not limited to:

• Premises/Operations

•	Products/Completed Operations for the duration of the project and a minimum of three (3) years after project completion.

•	Owners/Contractors Protective Liability

•	Blanket Contractual

•	Personal & Advertising Injury

•	Broad Form Property Damage (including Completed Operations)

•	Explosion, Collapse & Underground Damage Exclusions, (commonly known as “XCU”) if any, are to be removed.

1)	Specified Trades: (Defined as Excavation, Shoring, Crane related work, Exterior Skin, Metal Decking over three (3) stories, Roofing, and Waterproofing. Architects, Engineers, Consultants and Design/Install Subcontractors must provide this level of coverage in addition to the Professional Liability Insurance described in Item D below.) The Limits of Liability for Bodily Injury and Property Damage Combined Single Limit under this section shall not be less than that shown below:

For subcontracts less than $100,000:
$2,000,000 $2,000,000 $2,000,000 $2,000,000	Each Occurrence Products/Completed Operations Aggregate Personal and Advertising Injury General Aggregate

For subcontracts of $100,000 or more:

$5,000,000 $5,000,000 $5,000,000 $5,000,000	Each Occurrence Products/Completed Operations Aggregate Personal and Advertising Injury General Aggregate

2)	All Other Trades: The Limits of Liability for Bodily Injury and Property Damage Combined Single Limit under this section will be based upon total subcontract value:

For subcontracts less than $100,000:
$1,000,000 $1,000,000 $1,000,000 $1,000,000	Each Occurrence Products/Completed Operations Aggregate Personal and Advertising Injury General Aggregate

For subcontracts $100,000 to $499,999:

$2,000,000 $2,000,000 $2,000,000 $2,000,000	Each Occurrence Products/Completed Operations Aggregate Personal and Advertising Injury General Aggregate

For subcontracts $500,000 and greater:

$5,000,000 $5,000,000 $5,000,000 $5,000,000	Each Occurrence Products/Completed Operations Aggregate Personal and Advertising Injury General Aggregate

C.	Automobile Insurance

Coverage shall be for “Any Auto”, Owned, Non-owned and Hired.
Bodily Injury Liability & Property Damage Combined Single Limit — $1,000,000

D.	Professional Liability Insurance (Errors and Omissions)

All Architects, Engineers, Surveyors, Consultants and Subcontractors with design responsibility shall provide a policy specific to this project, as follows:

An Architect’s and Engineer’s Professional Liability Policy with Limited Contractual Liability Coverage and a deductible no greater than $25,000 per claim. This insurance shall be maintained for a total of ten (10) years from the date construction begins. Retroactive date of such policy must be on or before the date Subcontractor and Consultant began offering professional services. Limit of liability shall be not less than $1,000,000 Per Claim.

Retroactive Date and Deductible must be shown on the Certificate of Insurance.

E.	Asbestos, Lead, and/or Remediation Trades

1)	Asbestos and/or Lead Liability: If work contemplates asbestos or lead abatement, Subcontractor shall provide such insurance coverage on an Occurrence basis for claims arising out of abatement, removal, storage, transportation and disposal activities with a limit of liability not less than $5,000,000 Per Occurrence.

Certificate of Insurance shall (1) attach endorsement naming Morley Construction Company, Owner and Other parties as required by Owner, as an Additional Named Insured and (2) evidence Auto Pollution Liability plus Form MCS90.

Environmental Impairment Liability: If work contemplates handling or hauling other pollutants, subcontractor will provide insurance to cover among other things, claims arising out of all hazardous material and hazardous waste remediation, storage, transportation, and disposal. Such insurance shall be written on either (a) an Occurrence basis with no sunset clause, with limits of not less than $5,000,000 Each Occurrence/$5,000,000 Aggregate or on (b) a Claims-Made basis with a minimum 5 year Extended Reporting Period (tail) with limits not less than $5,000,000 each Claim/$5,000,000 Aggregate. Such Claims-Made Policy must have a Retroactive Date which coincides with or precedes the Subcontractors start of work. Morley Construction Company reserves the right to reject any SIR/deductible in excess of $25,000 or require that the Subcontractor provide a bond on the SIR at no additional cost to Morley Construction Company To the extent first dollar coverage, including defense of any claim, is not available to Morley Construction Company or any other additional named insured because of an SIR, deductible or any form of self-insurance, Subcontractor is obligated to assume the responsibilities of the insurer until such time as the deductible, SIR or other condition of the insurer assuming its defense and/or indemnity obligations has been satisfied. Subcontractor shall be responsible to pay any deductible or SIR.

2)	Grading, Earthwork, and/or Shoring: If work involves, including but not limited to, excavation, grading, hauling, or moving of dirt, even if work does not contemplate handling or hauling of pollutants, Subcontractor shall provide such insurance coverage on an Occurrence basis for claims arising out of abatement, removal, storage, transportation and disposal activities with a limit of liability not less than $1,000,000 Per Occurrence.

Certificate of Insurance shall (1) attach endorsement naming Morley Construction Company, Owner and Other parties as required by Owner, as an Additional Named Insured and (2) evidence Auto Pollution Liability plus Form MCS90.

Environmental Impairment Liability: If work involves, including but not limited to, excavation, grading, hauling, or moving of dirt, even if work does not contemplate handling or hauling of pollutants, Subcontractor will provide insurance to cover among other things, claims arising out of all hazardous material and hazardous waste remediation, storage, transportation, and disposal. Such insurance shall be written on either (a) an Occurrence basis with no sunset clause, with limits of not less than $1,000,000 Each Occurrence/$1,000,000 Aggregate or on (b) a Claims-Made basis with a minimum 5 year Extended Reporting Period (tail) with limits not less than $1,000,000 each Claim/$1,000,000 Aggregate. Such Claims-Made Policy must have a Retroactive Date which coincides with or precedes the Subcontractors start of work. Morley Construction Company reserves the right to reject any SIR/deductible in excess of $25,000 or require that the Subcontractor provide a bond on the SIR at no additional cost to Morley Construction Company To the extent first dollar coverage, including defense of any claim, is not available to Morley Construction Company or any other additional named insured because of an SIR, deductible or any form of self-insurance, Subcontractor is obligated to assume the responsibilities of the insurer until such time as the deductible, SIR or other condition of the insurer assuming its defense and/or indemnity obligations has been satisfied. Subcontractor shall be responsible to pay any deductible or SIR.

Certificate of Insurance shall (1) attach endorsement naming Morley Construction Company, Owner and Other parties as required by Owner, as an Additional Named Insured and (2) evidence Auto Pollution Liability plus Form MCS90.

F.	ESSENTIAL ELEMENTS

1) General Liability shall contain the following:

a) Project Specific Additional Insured Listing:

b)	Additional Insured Endorsement: An Additional Insured Endorsement adding as an additional insured each party noted in Section F.1.a. above, or otherwise identified in the Prime Contract, as respects liabilities arising out of or related to Subcontractor’s performance of “your work” under this contract, and providing that such insurance is primary insurance as respects the interest of the Owner and Contractor and that any other insurance maintained by the Contractor or Owner, whether primary, excess or umbrella insurance, is excess and not contributing insurance required hereunder. Endorsement CG 20 10 11 85-“Owners, Lessees or Contractors (Form B) must be attached to your certificate. The parties intend that the insurance coverage required hereunder and/or provided by the Subcontractor apply on a primary and non-contributing basis with any other insurance policy(s) of Morley Construction Company, the Owner and those additional insured entities as identified in the Prime Contract. Such Primary wording shall be included on the Additional Insured Endorsement.

2)	Modified Occurrence Liability Policies are not acceptable. Claims Made General Liability Policies are not acceptable.

3)	Waivers of Subrogation, if required by the Prime Contract, will have the appropriate policies endorsed accordingly, with endorsement(s) attached to the Certificate of Insurance.

4)	Prior to commencement of work, a Certificate of Insurance on the standard “ACORD” form, properly executed and signed by an authorized representative (generally the “Broker”) on behalf of the insurer(s) evidencing the above coverage’s and conditions, must be received by Morley Construction Company prior to any work on the job site. Subcontractor shall maintain the required Insurance and Additional Insured coverage required herein for a period of three (3) years after completion of its work on the Project.

Subcontractor further agrees, upon written request by Morley Construction Company or Owner, to furnish copies of such policies, certified by an authorized representative of the insurer(s).

5)	All insurance coverage provided by the Subcontractor shall be through acceptable insurance carriers licensed in the state(s) where work is being performed with a minimum A.M. Best Company standard of A and a financial strength rating of X or greater.

6)	Insurance companies are required to give thirty (30) days written notice for cancellation of policy.

7)	The Cancellation Section of the Certificate of Insurance must read: “Should above described policies be canceled before the expiration date thereof, the issuing company will mail 30 days written notice to the Certificate Holder named to the left”.

THE WORDS “endeavor to” AND “but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representative” MUST BE REMOVED/STRICKEN.

EXHIBIT “F”

CONSTRUCTION SCHEDULE

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